UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2023

CARRIER GLOBAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-39220	83-4051582
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13995 Pasteur Boulevard

Palm Beach Gardens, Florida 33418

(Address of principal executive offices, including zip code)

(561) 365-2000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	CARR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Notes Offering

On November 29, 2023, Carrier Global Corporation (“Carrier” or the “Company”) completed its previously announced private offering of €2,350,000,000 aggregate principal amount of euro-denominated notes (the “Euro Notes”). The Euro Notes consist of €750,000,000 aggregate principal amount of 4.375% notes due 2025 (the “Euro 2025 Notes”), €750,000,000 aggregate principal amount of 4.125% notes due 2028 (the “2028 Notes”) and €850,000,000 aggregate principal amount of 4.500% notes due 2032 (the “2032 Notes”).

On November 30, 2023, Carrier completed its previously announced private offering of $3,000,000,000 aggregate principal amount of USD-denominated notes (the “USD Notes”, and together with the Euro Notes, the “Notes”). The USD Notes consist of $1,000,000,000 aggregate principal amount of 5.800% notes due 2025 (the “USD 2025 Notes”), $1,000,000,000 aggregate principal amount of 5.900% notes due 2034 (the “2034 Notes”) and $1,000,000,000 aggregate principal amount of 6.200% notes due 2054 (the “2054 Notes”).

The Company intends to use the net proceeds from the offerings and sale of the Notes, together with cash on hand and borrowings under the Company’s existing term loan credit facilities and bridge facility to fund the cash portion of the consideration for the Company’s previously announced acquisition of the climate solutions business of Viessmann Group GmbH & Co. KG (the “Acquisition”) and to pay fees and expenses in connection with the Acquisition. The Notes are subject to a special mandatory redemption if the Acquisition is not consummated by October 25, 2024.

The Euro Notes were issued under that certain Supplemental Indenture No. 1, dated November 29, 2023 (the “Supplemental Indenture No. 1”) to the Indenture, dated as of November 29, 2023, between Carrier and Deutsche Bank Trust Company Americas, as trustee (the “Base Indenture”). The USD Notes were issued under that certain Supplemental Indenture No. 2, dated November 30, 2023 (the “Supplemental Indenture No.2,” and together with the Base Indenture and the Supplemental Indenture No. 1, the “Indenture”) to the Base Indenture.

Interest on each series of the Euro Notes began accruing on November 29, 2023, the issue date of the Euro Notes. Interest on the Euro 2025 Notes accrues at a rate of 4.375% per annum, payable annually on May 29 of each year, beginning on May 29, 2024. Interest on the 2028 Notes accrues at a rate of 4.125% per annum, payable annually on May 29 of each year, beginning on May 29, 2024. Interest on the 2032 Notes accrues at a rate of 4.500% per annum, payable annually on November 29 of each year, beginning on November 29, 2024. The Euro 2025 Notes mature on May 29, 2025, the 2028 Notes mature on May 29, 2028, and the 2032 Notes mature on November 29, 2032.

Prior to (i) May 29, 2025 (the maturity date of the Euro 2025 Notes), in case of the Euro 2025 Notes, (ii) April 29, 2028 (one month prior to the maturity date of the 2028 Notes), in the case of the 2028 Notes, and (iii) August 29, 2032 (three months prior to the maturity date of the 2032 Notes), in case of the 2032 Notes, the Company may redeem the Euro Notes of any series, in whole or in part, at any time and from time to time at a “make-whole” premium, plus accrued and unpaid interest to the redemption date. On or after (i) April 29, 2028 (one month prior to the stated maturity of the 2028 Notes), in the case of the 2028 Notes, and (ii) August 29, 2032 (three months prior to the stated maturity of the 2032 Notes), in case of the 2032 Notes, the Company may redeem the 2028 Notes or the 2032 Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of such series of Euro Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

Interest on each series of the USD Notes began accruing on November 30, 2023, the issue date of the USD Notes. Interest on the USD 2025 Notes accrues at a rate of 5.800% per annum, payable semi-annually on May 30 and November 30 of each year, beginning on May 30, 2024. Interest on the 2034 Notes accrues at a rate of 5.900% per annum, payable semi-annually on March 15 and September 15 of each year, beginning on March 15, 2024. Interest on the 2054 Notes accrues at a rate of 6.200% per annum, payable semi-annually on March 15 and September 15 of each year, beginning on March 15, 2024. The USD 2025 Notes mature on November 30, 2025, the 2034 Notes mature on March 15, 2034, and the 2054 Notes mature on March 15, 2054.

Prior to (i) November 30, 2025 (the maturity date of the USD 2025 Notes), in case of the USD 2025 Notes, (ii) December 15, 2033 (three months prior to the maturity date of the 2034 Notes), in the case of the 2034 Notes, and (iii) September 15, 2053 (six months prior to the maturity date of the 2054 Notes), in case of the 2054 Notes, the Company may redeem the USD Notes of any series, in whole or in part, at any time and from time to time at a “make-whole” premium, plus accrued and unpaid interest to the redemption date. On or after (ii) December 15, 2033 (three months prior to the stated maturity of the 2034 Notes), in the case of the 2034 Notes, and (ii) September 15, 2053 (six months prior to the stated maturity of the 2054 Notes), in case of the 2054 Notes, the Company may redeem the 2034 Notes or the 2054 Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of such series of Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

If a change of control triggering event occurs, the holders of the Notes may require the Company to purchase for cash all or a portion of their Notes at a purchase price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest to the repurchase date.

The Indenture contains covenants that impose limitations on, among other things, creating liens on certain assets to secure debt; consolidating, merging, selling or otherwise disposing of all or substantially all assets; and entering into sale and leaseback transactions. The Indenture also contains customary events of default and covenants for an issuer of investment grade debt securities.

The Notes were offered and sold only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or outside of the United States, to persons other than “U.S. persons” in compliance with Regulation S under the Securities Act. The Notes were not, and will not be, registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

In connection with the issuance of the Euro Notes, Carrier entered into a Registration Rights Agreement (the “Euro Notes Registration Rights Agreement”), dated November 29, 2023, by and among Carrier, J.P. Morgan Securities plc, Merrill Lynch International, Citigroup Global Markets Limited, HSBC Bank plc, Barclays Bank PLC, Goldman Sachs & Co. LLC, Morgan Stanley & Co. International plc, BNP Paribas, Deutsche Bank AG, London Branch, Intesa Sanpaolo S.p.A., Mizuho International plc, MUFG Securities EMEA plc, SMBC Nikko Capital Markets Limited, UniCredit Bank AG, Wells Fargo Securities International Limited, Bank of Montreal, London Branch, Commerzbank Aktiengesellschaft, ICBC Standard Bank Plc, Loop Capital Markets LLC, Société Générale, and Siebert Williams Shank & Co., LLC with respect to the Euro Notes. Additionally, in connection with the issuance of the USD Notes, Carrier entered into a Registration Rights Agreement (the “USD Notes Registration Rights Agreement”, and together with the Euro Notes Registration Rights Agreements, the “Registration Rights Agreements”), dated November 30, 2023, by and among Carrier, J.P. Morgan Securities LLC, BofA Securities, Inc., Citigroup Global Markets Inc. and HSBC Securities (USA) Inc., as representatives of the initial purchasers, with respect to the USD Notes.

Pursuant to the Registration Rights Agreements, Carrier has agreed to use commercially reasonable efforts to (1) file a registration statement with the Securities and Exchange Commission with respect to a registered offer to exchange the Notes for new notes under the Securities Act (the “Exchange Notes”) having terms substantially identical in all material respects to the Notes (except that the Exchange Notes will not contain terms with respect to additional interest or transfer restrictions) or (2) in certain circumstances, file a shelf registration statement with respect to resales of the Notes.

The foregoing descriptions of the Notes, the Indenture and the Registration Rights Agreements do not purport to be complete and are qualified in their respective entireties by reference to the full text of the Indenture and the Registration Rights Agreements, which are filed as Exhibits hereto respectively and are incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 8.01	Other Events.

On November 30, 2023, the Company issued a press release announcing the closing of the Notes offerings, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
4.1	Indenture, dated November 29, 2023, between Carrier Global Corporation and Deutsche Bank Trust Company Americas.

4.2	Supplemental Indenture No. 1, dated November 29, 2023, between Carrier Global Corporation and Deutsche Bank Trust Company Americas.

4.3	Supplemental Indenture No. 2, dated November 30, 2023, between Carrier Global Corporation and Deutsche Bank Trust Company Americas.

4.4	Registration Rights Agreement, dated November 29, 2023, by and among Carrier Global Corporation, J.P. Morgan Securities plc, Merrill Lynch International, Citigroup Global Markets Limited, HSBC Bank plc, Barclays Bank PLC, Goldman Sachs & Co. LLC, Morgan Stanley & Co. International plc, BNP Paribas, Deutsche Bank AG, London Branch, Intesa Sanpaolo S.p.A., Mizuho International plc, MUFG Securities EMEA plc, SMBC Nikko Capital Markets Limited, UniCredit Bank AG, Wells Fargo Securities International Limited, Bank of Montreal, London Branch, Commerzbank Aktiengesellschaft, ICBC Standard Bank Plc, Loop Capital Markets LLC, Société Générale, and Siebert Williams Shank & Co., LLC.

4.5

Registration Rights Agreement, dated November 30, 2023, by and among Carrier Global Corporation, J.P. Morgan Securities LLC, BofA Securities, Inc., Citigroup Global Markets Inc. and HSBC Securities (USA) Inc.

99.1	Press release, dated November 30, 2023, issued by Carrier Global Corporation.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

*	Incorporated by reference and not filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIER GLOBAL CORPORATION (Registrant)

Date: November 30, 2023	By:	/s/ Patrick Goris
Patrick Goris
Senior Vice President and Chief Financial Officer